Exhibit 99.2
July 26, 2022 Second Quarter 2022 Conference Call

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding the COVID-19 pandemic and oil price volatility and their respective effects and results, our protocols and plans, our current work continuing, the spot market, our ability to identify, effect, and integrate acquisitions, joint ventures or other transactions, including the integration of the Alliance acquisition; our spending and cost reduction plans and our ability to manage changes; our strategy; any statements regarding visibility and future utilization; any projections of financial items including projections as to guidance and other outlook information; any statements regarding future operations expenditures; any statements regarding our plans, strategies and objectives for future operations; any statements regarding our ability to enter into, renew and/or perform commercial contracts; any statements concerning developments; any statements regarding our environmental, social and governance ("ESG") initiatives; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause results to differ materially from those in the forward-looking statements, including but not limited to the results and effects of the COVID-19 pandemic and actions by governments, customers, suppliers and partners with respect thereto; market conditions; results from acquired properties; demand for our services; the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays, which include delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; our ability to secure and realize backlog; the effectiveness of our ESG initiatives and disclosures; human capital management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K and in our other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements, which speak only as of their respective dates, except as required by law.

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•Executive Summary (pg. 4) •Operational Highlights by Segment (pg. 9) •Key Financial Metrics (pg. 16) •2022 Outlook (pg. 19) •Non-GAAP Reconciliations (pg. 27) •Questions and Answers 3 PRESENTATION OUTLINE

Executive Summary 4

5 EXECUTIVE SUMMARY ($ in millions, except per share amounts, unaudited) Three Months Ended 6/30/226/30/213/31/226/30/226/30/21 Revenues163 $ 162 $ 150 $ 313 $ 325 $ Gross profit (loss)(1) $ 3 $ (19) $ (20) $ 18 $ (1)%2%(12)%(6)%5% Net loss 1 (30) $ (14) $ (42) $ (72) $ (17) $ Diluted loss per share(0.20) $ (0.09) $ (0.28) $ (0.47) $ (0.11) $ Adjusted EBITDA 2 Business segments26 $ 34 $ 9 $ 36 $ 77 $ Corporate, eliminations and other(10) (9) (7) (16) (16) Adjusted EBITDA 2 17 $ 25 $ 3 $ 19 $ 61 $ Cash and cash equivalents 3 261 $ 244 $ 230 $ 261 $ 244 $ Cash flows from operating activities(6) $ 53 $ (17) $ (23) $ 93 $ Free Cash Flow 2 (7) $ 47 $ (18) $ (25) $ 86 $ Six Months Ended 1 Net loss attributable to common shareholders 2 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures; see non-GAAP reconciliations on slide 28 3 Excludes restricted cash of $3 million, $71 million and $73 million as of 6/30/22, 6/30/21 and 3/31/22, respectively Amounts may not add due to rounding

6 Financial Results •Net loss 1 of $30 million, $(0.20) per diluted share •Adjusted EBITDA 2 of $17 million •Operating cash flows of $(6) million •Free Cash Flow 2 of $(7) million Operations •Resurgence of activity in the North Sea with solid utilization on the Seawell and Well Enhancer beginning mid quarter •Transited the Siem Helix 1 back to Brazil in preparation for contracted P&A campaign •Strong utilization on the 15K IRS system in the Gulf of Mexico •Scheduled maintenance and inspections completed on the Q4000 , Q7000 and Seawell Acquisition •Announced acquisition of the Alliance group of companies, closed July 1, 2022 Year to Date •Net loss 1 of $72 million, $(0.47) per diluted share •Adjusted EBITDA 2 of $19 million •Operating cash flows of $(23) million •Free Cash Flow 2 of $(25) million EXECUTIVE SUMMARY –Q2 2022 HIGHLIGHTS 1 Net loss attributable to common shareholders 2 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures; see non-GAAP reconciliations on slide 28

7 Well Intervention •Well Intervention vessel fleet utilization 67% •80% in the GOM •44% in the North Sea and West Africa •88% in Brazil 1 •15K IRS utilization 95%; 10K IRS idle during quarter Robotics •Robotics chartered vessels utilization 94% •370 total vessel days (116 spot vessel days) •81 days trenching utilization •ROV and trencher utilization of 53% Production Facilities • Helix Producer 1 operated at full utilization and rates during quarter •Droshky wells declining production partially offset by higher oil and gas prices EXECUTIVE SUMMARY –Q2 2022 SEGMENTS 1 Includes utilization on the Siem Helix 1 , which was on a short-term accommodations project offshore Ghana at reduced rates through May 2022 after which it transited back to Brazil

8 Q2 2022 1 •Cash and cash equivalents of $261 million (excludes $3 million of restricted cash) •Liquidity 2 of $321 million •Long-term debt 3 of $267 million (remaining $35 million principal of Convertible Senior Notes due 2022 repaid during Q2) •Net debt 4 of $4 million EXECUTIVE SUMMARY –BALANCE SHEET 1 Acquisition of Alliance group of companies on July 1, 2022 not reflected in balance sheet metrics; acquisition reduced cash and liquidity and increased net debt by approximately $120 million (excluding acquired cash) 2 Liquidity at June 30, 2022 is calculated as the sum of cash and cash equivalents and available capacity under Helix’s ABL facility and excludes restricted cash of approximately $3 million 3 Net of unamortized issuance costs 4 Net debt is calculated as long-term debt (including current maturities of long-term debt) less cash and cash equivalents and restricted cash

Operational Highlights By Segment 9

BUSINESS SEGMENT RESULTS 10 ($ in millions, unaudited) Three Months EndedSix Months Ended 6/30/226/30/213/31/226/30/226/30/21 Revenues Well Intervention106 $ 132 $ 106 $ 213 $ 266 $ Robotics50 32 37 87 54 Production Facilities18 14 18 36 31 Intercompany eliminations(11) (16) (12) (23) (25) Total163 $ 162 $ 150 $ 313 $ 325 $ Gross profit (loss) % Well Intervention(19) $ (18)% (3) $ (2)% (28) $ (27)% (48) $ (22)% 6 $ 2% Robotics12 23% 2 7% 4 9% 15 17% 1 3% Production Facilities7 38% 5 36% 7 36% 13 37% 12 40% Eliminations and other- (2) - (1) (2) Total(1) $ (1)% 3 $ 2% (19) $ (12)% (20) $ (6)% 18 $ 5% Utilization Well Intervention vessels67%72%67%67%82% Robotics vessels94%93%90%92%92% ROVs and trenchers53%36%35%44%30% Amounts may not add due to rounding

WELL INTERVENTION –GULF OF MEXICO • Q5000 –95% utilized in Q2; performed production enhancement scopes on six wells for three customers • Q4000 –66% utilized in Q2; completed a multi-well campaign with multiple scopes for one customer followed by regulatory maintenance during quarter; commenced a two-well P&A scope for another customer •15K IRS rental unit –95% utilized in Q2 with the Q5000 on a multi-client campaign •10K IRS rental unit –idle in Q2 11

WELL INTERVENTION –NORTH SEA AND WEST AFRICA • Q7000 –2% utilized in Q2; completed successful campaign in Nigeria and subsequently conducted scheduled regulatory flag and class recertification maintenance in Namibia during quarter • Well Enhancer – 63 % utilized in Q2; performed enhancement scope on one well for one customer followed by a P&A scope West of Shetland for one customer • Seawell –66% utilized in Q2; completed scheduled regulatory inspections in Q2, then performed enhancement scopes on four wells for two customers followed by a P&A scope on one well for another customer 12

WELL INTERVENTION –BRAZIL • Siem Helix 1 –77% utilized in Q2; completed short-term FPSO support and accommodations work offshore Ghana and subsequently commenced ROV work scopes for Trident Energy in Brazil in preparation for decommissioning campaign • Siem Helix 2 –99% utilized in Q2 for Petrobras; performed production enhancement scopes on three wells and one permanent abandonment scope 13

ROBOTICS • Grand Canyon II (Asia Pacific) –100% utilized in Q2; completed decommissioning work offshore Thailand followed by ROV support for windfarm offshore Taiwan • Grand Canyon III (North Sea) –89% utilized in Q2; performed renewables trenching operations for two customers • Shelia Bordelon (GOM) –90% utilized in Q2; performed ROV support work for four customers and windfarm support offshore U.S. East Coast for another customer • Spot Vessels –116 total days of spot vessel utilization during Q2 •91 days performing North Sea renewables seabed clearance work •25 days on the Horizon Enabler performing ROV support for one client in the North Sea • Trenching –81 total days of renewable trenching operations on GrandCanyon III 14

15 UTILIZATION • Grand Canyon II 1 • Grand Canyon III 1 • Shelia Bordelon 1,3 •Spot vessels 1 • Q5000 • Q4000 • Seawell • Well Enhancer • Siem Helix 1 1 • Siem Helix 2 1 • Q7000 •40 ROVs 2 •1 ROVDrill unit •4 Trenchers 67% 94% 53% 67% 90% 35% 72% 93% 36% 0% 20% 40% 60% 80% 100% Well Intervention VesselsRobotics Support VesselsROVs and Trenchers Q2 2022 Q1 2022 Q2 2021 1 Chartered vessels 2 Two ROVs retired Q1 2022 3 Shelia Bordelon charter commenced Q1 2022

Key Financial Metrics 16

DEBT INSTRUMENT PROFILE Total funded debt 1 of $275 million at 6/30/22 •$30 million Convertible Senior Notes due 2023 –4.125% •$200 million Convertible Senior Notes due 2026 –6.75% •$45 million MARAD Debt –4.93% •Semi-annual amortization payments through maturity in Q1 2027 $0 $50 $100 $150 $200 $250 202220232024202520262027 Principal Payment Schedule at 6/30/22 ($ in millions) CSN 2023 CSN 2026 MARAD $4 $38 1 Excludes $8 million of remaining unamortized debt issuance costs 17 $9 $210 $9 $5

DEBT & LIQUIDITY PROFILE ($ in millions) Liquidity amounts do not reflect the acquisition of the Alliance group of companies on July 1, 2022 1 Cash includes cash and cash equivalents but excludes restricted cash at December 31, 2019 and 2021 and June 30, 2022 of $54 million, $74 million and $3 million, respectively 2 Long-term debt through December 31, 2020 was net of unamortized discounts and issuance costs; beginning January 1, 2021, long-term debt is net of issuance costs only 3 Liquidity is calculated as the sum of cash and cash equivalents and available capacity under Helix’s $80 million ABL facilityand excludes restricted cash 4 Net debt is calculated as long-term debt (including current maturities of long-term debt) less cash and cash equivalents and restricted cash $267 $279 $208 $291 $254 $261 $(496) $(440) $(406) $(350) $(305) $(267) $348 $426 $380 $452 $305 $321 $(229) $(161) $(143) $(58) $22 $(4) ($500) ($400) ($300) ($200) ($100) $0 $100 $200 $300 $400 $500 Cash¹ Long-term debt² Liquidity³ Net debt⁴ 12/31/17 12/31/1812/31/1912/31/2012/31/216/30/22 18

2022 Outlook 19

20 2022 OUTLOOK: FORECAST ($ in millions) 2021 Helix Outlook 3 Helix Alliance 4 CombinedActual Revenues$ 650 - 725$ 75 - 100$ 725 - 825675 $ Adjusted EBITDA 1 70 - 8515 - 2585 - 11096 Free Cash Flow 1 (30) - (5)10 - 20(20) - 15132 Capital Additions 2 47 - 553 - 550 - 6017 Revenue Split: Well Intervention$ 460 - 510$ 460 - 510517 $ Robotics165 - 180165 - 180137 Production Facilities70 - 8070 - 8069 Helix Alliance- 75 - 10075 - 100- Eliminations(45) (45) (48) Total$ 650 - 725$ 75 - 100$ 725 - 825675 $ 2022 1 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See non-GAAP reconciliations on slide 28 2 2022 Outlook and 2021 Actual include regulatory certification costs for our vessels and systems 3 Helix Outlook presents the forecast for the Helix legacy businesses for the full year 2022 4 Helix Alliance presents the forecast for the Alliance group of companies for the period July 1, 2022 (date of acquisition) through December 31, 2022

21 2022 OUTLOOK –WELL INTERVENTION • Q4000 (Gulf of Mexico) –contracted work into Q4 with expected strong utilization during remainder of the year • Q5000 (Gulf of Mexico) – contracted work into late Q4 with expected strong utilization during remainder of the year • IRS rental units (Gulf of Mexico) –15K IRS has contracted backlog during Q3 with availability during remainder of the year; 10K IRS available in the spot market with limited visibility • WellEnhancer (North Sea) –contracted work into Q4 with strong utilization expected during remainder of the year • Seawell (North Sea) –contracted work into Q4 with strong utilization expected during remainder of the year • Q7000 (West Africa, Asia Pacific) – completed approximate 40-day maintenance period in Namibia in July and returned to Nigeria for one-to-four-well campaign; subsequent planned transit to the Asia Pacific region with an approximate 30-day docking prior to contracted decommissioning campaign offshore New Zealand expected to commence early 2023 • Siem Helix 1 (Brazil) –contracted ROV survey and IRM work in Brazil into Q4 followed by intervention work on two-year contract expected to commence late Q4 or early Q1 • Siem Helix 2 (Brazil) –under contract for Petrobras through mid-December

22 • Grand Canyon II (Asia Pacific) –performed ROV support work on windfarm project offshore Taiwan expected through Q3 and expected to have high utilization during remainder of 2022 before charter expiration date at end of the year • Grand Canyon III (North Sea) –performing seasonal trenching campaign for several customers through late Q3 with good visibility and strong utilization expected through year end • Renewables site clearance –performing boulder removal project in the North Sea using spot vessels expected through July and pursuing other site clearance projects • Horizon Enabler (North Sea)–commenced trenching project in July in Egypt with expected high utilization through mid-Q4 with visibility for the remainder of the year • Shelia Bordelon (U.S.) – expected high utilization through Q3, including approximately 60 days expected windfarm support work off U.S. East Coast, with follow-on opportunities and good visibility for remainder of the year 2022 OUTLOOK –ROBOTICS

23 • Offshore – marine services with diversified fleet consisting of six offshore supply vessels (OSVs), 10 liftboats (ranging in size up to 265 ft) and one crewboat • 2022 Outlook – expect stable utilization on seven to nine liftboats and variable seasonal utilization on OSVs and crewboat for balance of 2022 • Energy Services – provider of plug and abandonment (P&A) and intervention services for surface infrastructure in coastal and offshore environments; equipment consists of 24 P&A spreads, nine coiled tubing units and one snubbing unit • 2022 Outlook – strong utilization for eight to 12 P&A spreads and one to three coiled tubing units expected for balance of 2022 • Diving & Heavy Lift – diving services from three diving support vessels and heavy lift solutions from the EPIC Hedron 1760-ton derrick barge • 2022 Outlook – seasonal work with good utilization expected in diving services through Q3 and heavy lift work expected into mid-Q3 with follow-on opportunities 2022 OUTLOOK –HELIX ALLIANCE

2022 Capital additions are forecasted at approximately $50 -$60 million: •Primarily maintenance capex related to regulatory recertification costs of our vessels and systems •Capital additions during Q2 approximated $11 million and included •Approximately $9 million for regulatory recertification costs, reported in operating cash flows •Approximately $2 million of capital expenditures for new property and equipment •Capital additions for Helix and Alliance for remainder of 2022 expected to be approximately $28 to $38 million •Capital additions for Helix Alliance for remainder of 2022 expected to be $3 to $5 million and consist primarily of maintenance capex Alliance acquisition closed July 1, 2022 for approximately $120 million Balance Sheet •Our total funded debt 1 is expected to decrease by $4 million (from $275 million at June 30, 2022 to $271 million at December 31, 2022) as a result of scheduled principal payments 2022 OUTLOOK: CAPITAL ADDITIONS & BALANCE SHEET 1 Excludes unamortized issuance costs 24

25 •Continue momentum on the three legs of our Energy Transition business model: production maximization, decommissioning and renewables •Integration of Alliance and full-field abandonment capabilities •Expect to continue anticipated momentum from second half 2022 into 2023 •Operating cash flow improvements •Expected improved operating cash flows in 2023 compared to 2022 •Maintenance capex anticipated to be approximately $40-$50 million annually • Well Intervention •Focus on continued improved operating performance •Expect continued operations in Brazil and stronger 2023 with two-year Trident award expected to begin late Q4 2022 or early Q1 2023 • Q7000 to continue with planned Asia Pacific campaign in New Zealand and Australia with approximately 200 days contracted •Improving outlook for both utilization and rates in the Gulf of Mexico •Expect continued growth potential in West Africa •Expect tight North Sea intervention market in 2023, offering upward rate and utilization potential • Robotics •Anticipate continued strong renewables trenching market •Continued renewables site clearance project opportunities, including in the U.S. market •ROV market tightening • Helix Alliance •Full-year accretion of Alliance earnings in 2023 •Expected strong Gulf of Mexico shallow water decommissioning market BEYOND 2022

26 • Potential Improvements in 2023 1 We expect 2023 to be substantially better than 2022, based on the following: • Brazil –Both vessels expected to be working in intervention mode at profitable rates in 2023; expected EBITDA improvement $55 to $65 million in 2023 • Q7000 –Absence of regulatory inspections and transit in 2023 that will have occurred in 2022; expected EBITDA improvement $17 to $27 million in 2023 • Helix Alliance –Full year 2023 EBITDA expected to be $30 to $50 million, an incremental EBITDA benefit of $15 to $35 million compared to 2022 outlook • Utilization – Well Intervention increased utilization expected in 2023 compared to 2022, including the Q7000 , due to fewer days of regulatory maintenance and transit • Rates –Well Intervention rates expected to be up 30% to 45% for full year 2023 compared to rates at the beginning of 2022 • Robotics –Higher utilization and rates expected in 2023 • Production Facilities –Expect extension of Helix Producer 1 for 2023; anticipate additional Droshky-type transactions 1 These potential improvements include key assumptions and estimates. Any significant variation from these key assumptions andestimates could limit our ability to achieve such improvements. BEYOND 2022

Non-GAAP Reconciliations 27

NON-GAAP RECONCILIATIONS

($ in thousands, unaudited)	Three Months Ended			Six Months Ended		Year Ended
	6/30/22	6/30/21	3/31/22	6/30/22	6/30/21	12/31/21
Adjusted EBITDA:						
Net loss	$ (29,699)	$ (13,683)	$ (42,031)	$ (71,730)	$ (16,733)	$ (61,684)
Adjustments:						
Income tax provision (benefit)	1,434	(1,968)	2,140	3,574	(1,852)	(8,958)
Net interest expense	4,799	5,919	5,174	9,973	11,972	23,201
Loss on extinguishment of long-term debt	-	-	-	-	-	136
Other (income) expense, net	13,471	(960)	3,881	17,352	(2,577)	1,490
Depreciation and amortization	33,158	34,941	33,488	66,646	69,507	141,514
Gain on equity investment	(8,184)	-	-	(8,184)	-	-
EBITDA	$ 14,979	$ 24,249	$ 2,652	$ 17,631	$ 60,317	$ 95,699
Adjustments:						
Loss on disposition of assets, net	$ -	$ 646	$ -	$ -	$ 646	$ 631
Acquisition and integration costs	1,587	-	-	1,587	-	-
General provision (release) for current expected credit losses	193	(83)	(126)	67	17	(54)
Adjusted EBITDA	$ 16,759	$ 24,812	$ 2,526	$ 19,285	$ 60,980	$ 96,276
Free Cash Flow:						
Cash flows from operating activities	$ (5,841)	$ 52,671	$ (17,413)	$ (23,254)	$ 92,540	$ 140,117
Less: Capital expenditures, net of proceeds from sale of assets	(1,564)	(5,432)	(623)	(2,187)	(6,761)	(8,271)
Free Cash Flow	$ (7,405)	$ 47,239	$ (18,036)	$ (25,441)	$ 85,779	$ 131,846

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NON-GAAP AND OTHER DEFINITIONS

Non-GAAP Financial Measures

We define EBITDA as earnings before income taxes, net interest expense, gains or losses on extinguishment of long-term debt, gains or losses on equity investments, net other income or expense, and depreciation and amortization expense. Non-cash impairment losses on goodwill and other long-lived assets are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude the gain or loss on disposition of assets, acquisition and integration costs and the general provision (release) for current expected credit losses, if any.

We define Free Cash Flow as cash flows from operating activities less capital expenditures, net of proceeds from sale of assets.

We use EBITDA, Adjusted EBITDA and Free Cash Flow to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial and strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measures of EBITDA, Adjusted EBITDA and Free Cash Flow provide useful information to the public regarding our operating performance and ability to service debt and fund capital expenditures and may help our investors understand and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA, Adjusted EBITDA and Free Cash Flow differently from the way we do, which may limit their usefulness as comparative measures. EBITDA, Adjusted EBITDA and Free Cash Flow should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income, cash flows from operating activities, or other income or cash flow data prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE Environmental •Our business supports both the responsible transition from a carbon- based economy and extending the value and therefore the life cycle of underutilized wells, which in turn helps clients avoid drilling new wells. These efforts are published in greater detail in our Corporate Sustainability Report, a copy of which is available on our website at www.helixesg.com/about-helix/our-company/corporate-sustainability Social •Investment in our human capital is a priority at Helix. When hiring employees we strive to create value in the communities in which we operate by looking for local talent first Governance •Our Board defines diversity expansively and has determined that it is desirable for the Board to have diverse viewpoints, professional experiences, backgrounds (including gender, race, ethnicity and educational backgrounds) and skills, with the principal qualification of a director being the ability to act effectively on behalf of Company shareholders. •Our Board has been significantly refreshed over the past three years, adding three new members •Our Board’s Corporate Governance and Nominating Committee oversees, assesses and reviews our ESG strategy, including with respect to climate change 30

Thank you 31